UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2022

FORTRESS VALUE ACQUISITION CORP. IV

(Exact name of registrant as specified in its charter)

Delaware	001-40219	85-3271127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas 46th Floor New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-eighth of one redeemable warrant	FVIV.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	FVIV	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FVIV WS	New York Stock Exchange

☒        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2022, the Board of Directors (the “Board”) of Fortress Value Acquisition Corp. IV (the “Company”) elected Teddy B. Bartley to serve as a director of the Company. The Board also appointed Mr. Bartley to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, having previously determined that Mr. Bartley satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Upon Mr. Bartley’s appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Joshua A. Pack, a member of those respective committees not meeting such independence requirements was removed. Following the appointment of Mr. Bartley, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consists of Claudio Reyna, David Weinreb and Teddy B. Bartley. Mr. Bartley will serve until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Mr. Bartley has served as the President and Managing Member of NRJ Holdings since September 2010. Mr. Bartley also recently served as the Chief Executive Officer, President and Managing Member of NRJ TV LLC, which owns and operates television stations, from December 2010 through December 2021. Mr. Bartley currently serves as a Trustee for the University of Mary Hardin-Baylor. Mr. Bartley received his BBA in Finance and Economics from the University of Mary Hardin-Baylor and received his MBA from Baylor University. The Company believes Mr. Bartley is well qualified to serve on the Board due to his management and investment experience.

There are no arrangements or understandings between Mr. Bartley and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Bartley and any of the Company’s other directors or executive officers.

In connection with Mr. Bartley’s appointment, he and the Company entered into (i) an indemnification agreement and (ii) a joinder to each of the letter agreement and the registration rights agreement, each dated as of March 15, 2021, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-253306).

In connection with his appointment as a director of the Company, Mr. Bartley will receive 25,000 founder shares from the Company’s sponsor, Fortress Value Acquisition Sponsor IV LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Value Acquisition Corp. IV

Date: January 20, 2022	By:	/s/ Alexander P. Gillette
	Name:	Alexander P. Gillette
	Title:	General Counsel and Secretary

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